Exhibit 23.1

Deloitte Accountants B.V. Flight Forum 1 5657 DA Eindhoven P.O.Box 782 5600 AT Eindhoven Netherlands Tel: +31(0)88 288 2888 Fax: +31 (0)88 288 9843 www.deloitte.nl

ASML Holding N.V.

De Run 6501

5504 DR VELDHOVEN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of ASML Holding N.V. and the effectiveness of ASML Holding N.V.’s internal control over financial reporting dated February 12, 2013, appearing in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2012.

/s/ Deloitte Accountants B.V.

Deloitte Accountants B.V.